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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Form S-8 pertaining to the Employee Phantom Stock Salary Deferral Plan, 1991 Stock Option Plan, Non-Employee Directors' Stock Option Plan and Employee Stock Option Plan of our report dated February 9, 2001, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                             ERNST & YOUNG LLP

San Diego, California
March 27, 2001